Exhibit 10.10

CONAGRA FOODS 2006 STOCK PLAN

SECTION 1

NAME AND PURPOSE

1.1  Name.  The name of the plan shall be the ConAgra Foods 2006 Stock Plan (the “Plan”).

1.2. Purpose of Plan. The purpose of the Plan is to foster and promote the long-term financial success of the Company and increase stockholder value by (a) motivating superior performance by means of stock incentives, (b) encouraging and providing for the acquisition of an ownership interest in the Company by Participants and (c) enabling the Company to attract and retain the services of a management team responsible for the long-term financial success of the Company.

SECTION 2

DEFINITIONS

2.1  Definitions.  Whenever used herein, the following terms shall have the respective meanings set forth below:

(a)  “Act” means the Securities Exchange Act of 1934, as amended.

(b)  “Award” means any Option, Stock Appreciation Right, Restricted Stock, or Other Stock-Based Award granted under the Plan, including Awards combining two or more types of Awards in a single grant.

(c)  “Board” means the Board of Directors of the Company.

(d)  “Code” means the Internal Revenue Code of 1986, as amended.

(e)  “Committee” means the Human Resources Committee of the Board, or its successor, or such other committee of the Board to which the Board delegates power to act under or pursuant to the provisions of the Plan.

(f)   “Company” means ConAgra Foods, Inc., a Delaware corporation (and any successor thereto) and its Subsidiaries.

(g)  “Eligible Director” means a person who is serving as a member of the Board and who is not an Employee.

(h)  “Employee” means any employee of the Company or any of its Subsidiaries.

(i)   “Fair Market Value” means, on any date, the closing price of the Stock as reported on the New York Stock Exchange (or on such other recognized market or quotation system on which the trading prices of the Stock are traded or quoted at the relevant time) on such date.  In the event that there are no Stock transactions reported on such

Exhibit 10.10

exchange (or such other system) on such date, Fair Market Value shall mean the closing price on the immediately preceding date on which Stock transactions were so reported.

(j)   “Option” means the right to purchase Stock at a stated price for a specified period of time. For purposes of the Plan, an Option may be either (i) an Incentive Stock Option within the meaning of Section 422 of the Code or (ii) a Nonstatutory Stock Option.

(k)  “Other Stock-Based Award” means an award of a share of Stock or units of common stock to a Participant subject to such terms as the Committee may determine.

(l)   “Participant” means any Employee, Eligible Director, or consultant (a non-employee who performs bona fide services to the Company) designated by the Committee to participate in the Plan.

(m) “Plan” means the ConAgra Foods 2006 Stock Plan, as in effect from time to time.

(n)  “Restricted Stock” shall mean a share of Stock granted to a Participant subject to such restrictions as the Committee may determine.

(o)  “Stock” means the Common Stock of the Company, par value $5.00 per share.

(p)  “Stock Appreciation Right” means the right, subject to such terms and conditions as the Committee may determine, to receive an amount in cash or Stock, as determined by the Committee, equal to the excess of (i) the Fair Market Value, as of the date such Stock Appreciation Right is exercised, of the number shares of Stock covered by the Stock Appreciation Right being exercised over (ii) the aggregate exercise price of such Stock Appreciation Right.

(q)  “Subsidiary” means any corporation, partnership, joint venture or other entity in which the Company owns, directly or indirectly, 25% or more of the voting power or of the capital interest or profits interest of such entity.

2.2  Gender and Number.  Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

SECTION 3

ELIGIBILITY AND PARTICIPATION

The only persons eligible to participate in the Plan shall be those Participants selected by the Committee.

Exhibit 10.10

SECTION 4

POWERS OF THE COMMITTEE

4.1  Committee Members.  The Plan shall be administered by the Committee comprised of no fewer than two members of the Board.  Each Committee member shall satisfy the requirements for (i) an “independent director” for purposes of the Company’s Corporate Governance Principles, (ii) an “independent director” under rules adopted by the New York Stock Exchange, (iii) a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act, and (iv) an “outside director” under Section 162(m) of the Code.

4.2  Power to Grant.  The Committee shall determine the Participants to whom Awards shall be granted, the type or types of Awards to be granted, and the terms and conditions of any and all such Awards. The Committee may establish different terms and conditions for different types of Awards, for different Participants receiving the same type of Awards, and for the same Participant for each Award such Participant may receive, whether or not granted at different times.

4.3  Administration.  The Committee shall be responsible for the administration of the Plan. The Committee, by majority action thereof, is authorized to prescribe, amend, and rescind rules and regulations relating to the Plan, to provide for conditions deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration and interpretation of the Plan in order to carry out its provisions and purposes. Determinations, interpretations, or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final, binding, and conclusive for all purposes and upon all persons.

4.4  Delegation by Committee.  Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may delegate all or any portion of its responsibilities and powers to any one or more of its members.  The Committee may delegate to an officer of the Company the authority to designate the recipients and the number of the Awards, provided that such authority cannot apply to Awards to executive officers, directors or the designee.

SECTION 5

STOCK SUBJECT TO PLAN

5.1  Number.  Subject to the provisions of Section 5.4, the number of shares of Stock subject to Awards under the Plan may not exceed 30,000,000 shares of Stock. The shares to be delivered under the Plan may consist, in whole or in part, of treasury Stock or authorized but unissued Stock, not reserved for any other purpose.

5.2  Limitations.  The maximum number of shares of Stock with respect to which Awards may be granted to any one Participant under the Plan is 15% of the aggregate number of shares of Stock available for Awards under Section 5.1.  A maximum of 50% of shares of Stock available for issuance under the Plan may be issued as Awards other than Options or Stock Appreciation Rights.

Exhibit 10.10

5.3  Cancelled, Terminated, Forfeited or Surrendered Awards.  Any shares of Stock subject to an Award which for any reason are cancelled, terminated, lapsed or expired without the issuance of any stock shall again be available for Awards under the Plan; provided, the following shares of Stock may not again be made available for issuance as Awards under the Plan: (i) shares used to pay the exercise price of an outstanding Award, (ii) shares used to pay withholding taxes related to an outstanding Award, or (iii) shares not issued or delivered as a result of the net settlement of an outstanding Stock Appreciation Right.

5.4  Adjustment in Capitalization. In the event of any Stock dividend or Stock split, recapitalization (including, without limitation, the payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to stockholders, exchange of shares, or other similar corporate transaction or event, (i) the aggregate number of shares of Stock available for Awards under Section 5.1 and (ii) the number of shares and exercise price with respect to Options and the number, prices and dollar value of other Awards, shall be appropriately adjusted by the Committee, whose determination shall be conclusive.

5.5  Dividend Equivalent Rights.  No dividends or dividend equivalents shall be paid on Options or Stock Appreciation Rights.  The Committee may at the time of a Restricted Stock or Other Stock-Based Award provide that any dividends declared on common stock or dividend equivalents be (i) paid to the Participant, (ii) accumulated for the benefit of the Participant and paid to the Participant only after the expiration of any restrictions, or (ii) not paid or accumulated.

Exhibit 10.10

SECTION 6

STOCK OPTIONS

6.1  Grant of Options.  Options may be granted to Participants at such time or times as shall be determined by the Committee.  Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Nonstatutory Stock Options. The Committee shall have complete discretion in determining the number of Options, if any, to be granted to a Participant. Each Option shall be evidenced by an Option agreement that shall specify the type of Option granted, the exercise price, the duration of the Option, the number of shares of Stock to which the Option pertains, the exercisability (if any) of the Option in the event of death, retirement, disability or termination of employment, and such other terms and conditions not inconsistent with the Plan as the Committee shall determine.  Only Participants who are Employees shall be eligible to receive Incentive Stock Options.  Options may also be granted in replacement of or upon assumption of options previously issued by companies acquired by the Company by merger or stock purchase, and any options so replaced or assumed may have the same terms including exercise price as the options so replaced or assumed.

6.2  Option Price.  Nonstatutory Stock Options and Incentive Stock Options granted pursuant to the Plan shall have an exercise price which is not less than the Fair Market Value on the date the Option is granted.

6.3  Exercise of Options.  Options awarded to a Participant under the Plan shall be exercisable at such times and shall be subject to such restrictions and conditions as the Committee may impose, subject to the Committee’s right to accelerate the exercisability of such Option in its discretion.  Notwithstanding the foregoing, no Option shall be exercisable for more than ten years after the date on which it is granted.

6.4  Payment.  The Committee shall establish procedures governing the exercise of Options, which shall require that notice of exercise be given and that the Option price be paid in full in cash or cash equivalents, including by personal check, at the time of exercise or pursuant to any arrangement that the Committee shall approve. The Committee may, in its discretion, permit a Participant to make payment (i) by tendering, by either actual delivery of shares or by attestation, shares of Stock already owned by the Participant valued at its Fair Market Value on the date of exercise (if such Stock has been owned by the Participant for at least six months) or (ii) by electing to have the Company retain Stock which would otherwise be issued on exercise of the Option, valued at its Fair Market Value on the date of exercise. As soon as practicable after receipt of a notice of exercise and full payment of the exercise price, the Company shall deliver to the Participant either by electronic means or by stock certificate or certificates the acquired shares of Stock.  The Committee may permit a Participant to elect to pay the exercise price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of stock (or a sufficient portion of the shares) acquired upon the exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any required tax withholding resulting from such exercise.  The Committee may approve other methods of payment.

6.5  Incentive Stock Options.  Notwithstanding anything in the Plan to the contrary, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of any Participant affected thereby, to cause any Incentive

Exhibit 10.10

Stock Option previously granted to fail to qualify for the Federal income tax treatment afforded under Section 421 of the Code.

6.6  No Repricing.  Other than in connection with the change in capitalization (as described in Section 5.4 of the Plan), the exercise price of an Option may not be reduced without stockholder approval.

6.7  No Reload Grants.  Options shall not be granted under the Plan in consideration for the delivery of Stock to the Company in payment of the exercise price and/or tax withholding obligation under any other Option.

SECTION 7

DIRECTOR AWARDS

7.1  Director Awards.  Any Award or formula for granting an Award under the Plan made to Eligible Directors shall be approved by the Board.  With respect to awards to such directors, all rights, powers and authorities vested in the Committee under Plan shall instead be exercised by the Board.  The maximum number of shares of Stock with respect to which Awards may be granted to Eligible Directors under the Plan is 5% of the aggregate number of shares of Stock available for Awards under Section 5.1.

SECTION 8

STOCK APPRECIATION RIGHTS

8.1  SAR’s In Tandem with Options.  Stock Appreciation Rights may be granted to Participants in tandem with any Option granted under the Plan, either at or after the time of the grant of such Option, subject to such terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine. Each Stock Appreciation Right shall only be exercisable to the extent that the corresponding Option is exercisable, and shall terminate upon termination or exercise of the corresponding Option.  Upon the exercise of any Stock Appreciation Right, the corresponding Option shall terminate.

8.2  Other Stock Appreciation Rights.  Stock Appreciation Rights may also be granted to Participants separately from any Option, subject to such terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.

8.3  Limitations.  The provisions of Sections 6.2, 6.3, 6.6 and 6.7 of the Plan shall also apply to Stock Appreciation Rights.

Exhibit 10.10

SECTION 9

RESTRICTED STOCK

9.1  Grant of Restricted Stock.  The Committee may grant Restricted Stock to Participants at such times and in such amounts, and subject to such other terms and conditions not inconsistent with the Plan as it shall determine.  Each grant of Restricted Stock shall be subject to such restrictions, which may relate to continued employment with the Company, performance of the Company, or other restrictions, as the Committee may determine. Each grant of Restricted Stock shall be evidenced by a written agreement setting forth the terms of such Award.

9.2  Removal of Restrictions.  The Committee may accelerate or waive such restrictions in whole or in part at any time in its discretion.

SECTION 10

OTHER STOCK-BASED AWARDS; CERTAIN LIMITATIONS ON AWARDS

10.1  General.  The Committee may grant Awards of Stock and Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares.  Such other stock-based awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive or vest with respect to, one or more shares of Stock (or the equivalent cash value of such Stock) upon the completion of a specified period of service, the occurrence of an event, and/or the attainment of performance objectives.  Such other stock-based awards may include the awards referenced in Sections 10.2 and 10.3.

10.2  Restricted Stock Units.  Restricted Stock Units represent an unfunded and unsecured obligation of the Company.  Settlement of a Restricted Stock Unit upon expiration of the deferral or vesting period shall be made in Stock or otherwise as determined by the Committee.

10.3  Performance Shares.  Performance shares are awards the grant, issuance, retention, vesting and/or settlement of which is subject to the satisfaction of one or more of the performance criteria established by the Committee.  With respect to Participants covered by the Company’s Executive Incentive Plan, the performance measures shall be those designated in such Executive Incentive Plan.

10.4  Certain Limitations on Awards.  A maximum of 5% the aggregate number of shares of Stock available for issuance under the Plan may be issued as Restricted Stock, restricted stock units or performance shares having no minimum vesting period; subject to the foregoing, and except in the case of Change-in-Control, death, disability or termination of employment, no Award (other than an Option or Stock Appreciation Right) based on performance criteria shall be based on performance over a period of less than one year, and no Award (other than an Option or Stock Appreciation Right) that is conditioned on continued employment or the passage of time shall provide for vesting in less than pro rata installments over three years from the date of Award.

Exhibit 10.10

SECTION 11

AMENDMENT, MODIFICATION, AND TERMINATION OF PLAN

11.1  General.  The Board may from time to time amend, modify or terminate any or all of the provisions of the Plan, subject to the provisions of this Section 11.1.  The Board may not change the Plan in a manner which would prevent outstanding Incentive Stock Options granted under the Plan from being Incentive Stock Options without the written consent of the optionees concerned. Furthermore, the Board may not make any amendment which would (i) materially modify the requirements for participation in the Plan, (ii) increase the number of shares of Stock subject to Awards under the Plan pursuant to Section 5.1, (iii) change the minimum exercise price for stock options as provided in Section 6.2,  or (iv) extend the term of the Plan, in each case without the approval of a majority of the outstanding shares of Stock entitled to vote thereon. No amendment or modification shall affect the rights of any Participant with respect to a previously granted Award, without the written consent of the Participant.

11.2 Termination of Plan.  No Award shall be granted under the Plan subsequent to September 28, 2016, or such earlier date as may be determined by the Board.  No termination of the Plan shall adversely affect any Award previously granted.

SECTION 12

MISCELLANEOUS PROVISIONS

 12.1 Nontransferability of Awards.  Except as otherwise provided by the Committee, no Awards granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

12.2  Beneficiary Designation.  Each Participant under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingent or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of his death. Each designation will revoke all prior designations by the same Participant shall be in a form prescribed by the Committee, and will be effective only when filed in writing with the Committee.  In the absence of any such designation, Awards outstanding at death may be exercised by the Participant’s surviving spouse, if any, or otherwise by his estate.

12.3  No  Guarantee of Employment or Participation.  Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary. No individual shall have a right to be selected as a Participant, or, having been so selected, to receive any future Awards.

12.4  Tax Withholding.  The Company shall have the power to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local withholding tax requirements on any Award under the Plan, and the Company may defer issuance of Stock until such requirements are satisfied. The Committee may, in its discretion, permit a Participant to elect,

Exhibit 10.10

subject to such conditions as the Committee shall impose, (i) to have shares of Stock otherwise issuable under the Plan withheld by the Company or (ii) to deliver to the Company previously acquired shares of Stock, in each case having a Fair Market Value sufficient to satisfy all or part of the Participant’s estimated total federal, state and local tax obligation associated with the transaction.

12.5  Change of Control.  On the date of a Change of Control (as herein defined), all outstanding Options and Stock Appreciation Rights shall become immediately exercisable and all restrictions with respect to Restricted Stock and other Stock Based Awards shall lapse.  Change of Control shall mean:

(a)  Individuals who constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for the election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board; or

(b)  Consummation of a reorganization, merger or consolidation, in each case, in which the Company is not the surviving entity and with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company’s then outstanding voting securities, or a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company.

12.6  Agreements with Company.  An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee may, in its sole discretion, prescribe.  The terms and conditions of any Award to any Participant shall be reflected in such form of written document as is determined by the Committee or its designee.

12.7  Company Intent.  The Company intends that the Plan comply in all respects with Rule 16b-3 under the Act, and any ambiguities or inconsistencies in the construction of the Plan shall be interpreted to give effect to such intention.  If any provision of the Plan or an Award contravenes any regulations promulgated under Section 409A of the Code or could cause an Award to be subject to interest and penalties under Section 409A of the Code, such provision of the Plan or any Award shall be modified to maintain, to the maximum extent practicable, the original intent of the applicable provision without violating the provisions of Section 409A of the Code.

12.8  Unfunded Plan.  The plan shall be unfunded.  Bookkeeping accounts may be established with respect to Participants who are granted Awards under the Plan, but any such accounts will be used merely as a bookkeeping convenience.  The Company shall not be required to segregate any assets which may at any time be represented by Awards.

12.9 Requirements of Law.  The granting of Awards and the issuance of shares of Stock shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or securities exchanges as may be required.

Exhibit 10.10

12.10  Effective Date.  The Plan shall be effective upon its adoption by the Board subject to approval by the Company’s stockholders at the 2006 annual stockholders’ meeting.

12.11  Governing Law.  The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.